UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 2, 2005

                             KNOCKOUT HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

              Delaware                  000-32007             13-4024018
              --------                  ---------             ----------
  (State or other jurisdiction of      (Commission          (IRS Employer
           incorporation)              File Number)       Identification No.)

        100 W. Whitehall Avenue, Northlake, IL                60164
--------------------------------------------------------------------------------
       (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (708) 273-6900

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         On August 2, 2005, Knockout Holdings, Inc. (the "Company") entered into an agreement with CAMOFI Master LDC, formerly known as DCOFI Master LDC (the "Purchaser") to cancel a warrant (the "Warrant") to purchase 700,000 shares of the Company's common stock that was issued to the Purchaser on May 2, 2005. The Warrant was issued to the Purchaser in connection with the sale of an 11% Senior Secured Note by the Company to the Purchaser that closed on May 3, 2005. The terms of the May 3, 2005 transaction with the Purchaser are described in a Form 8-K filed by the Company on May 6, 2005. The Warrant was cancelled on May 5, 2005 as consideration for the transfer of 4,375 shares of Series A Convertible Preferred Stock of the Company from the Company's Chief Executive Officer, John Bellamy.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number        Description
------        -----------
10.1          Agreement dated August 2, 2004 between Knockout Holdings, Inc. and
              CAMOFI Master LDC, formerly known as DCOFI Master LDC

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                KNOCKOUT HOLDINGS, INC.


Dated: August 5, 2005           By: /s/ John Bellamy
                                    --------------------------------
                                    Name: John Bellamy
                                    Title: Chief Executive Officer